Exhibit 3.193

FORM B C A-47

BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ

CAREFULLY THE INSTRUCTIONS ON THE BACK THEREOF.

(THESE ARTICLES MUST BE FILED IN DUPLICATE)

STATE OF ILLINOIS,	)
	)	ss.
COOK COUNTY	)

TO PAUL POWELL, Secretary of State:

The undersigned,

Name	Number	Street	Address City	State
Willard J. Lassers	11 South La Salle St.,		Chicago,	Ill.

Aaron S. Wolff	11 South La Salle St.		Chicago,	Ill.

Nancy E. Thomas	1431 W. Elmdale Ave.,		Chicago,	Ill.

being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation hereby incorporated is: Harrison House of Lake Bluff, Inc.

ARTICLE TWO

The address of its initial registered office in the State of Illinois is: 11 S. La Salle

Street, in the City of Chicago (60603) County of Cook and
(Zip Code)

the name of its initial Registered Agent at said address is:. Willard J. Lassers

ARTICLE THREE

The duration of the corporation is: perpetual

ARTICLE FOUR

The purpose or purposes for which the corporation is organized are:

Operation of a guest house.

ARTICLE FIVE

PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is 100,000, divided into no classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Class	Series (If any)	Number of Shares	Par value per share or statement that shares are without par value
—	—	100,000	$1.00

PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:    NONE

ARTICLE SIX

The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

Class of shares	Number of shares	Total consideration to be received therefor:
	1,000	$1,000

ARTICLE SEVEN

The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

ARTICLE EIGHT

The number of directors to be elected at the first meeting of the shareholders is:      3

ARTICLE NINE

PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $

PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $

PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $

PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $

NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Nine need not be stated.

Incorporators elect to pay initial

franchise tax on the basis of entire

stated capital, and paid in surplus.

/s/ Willard J. Lassers	)
/s/ Aaron S. Wolff	)
/s/ Nancy E. Thomas	)
Willard J. Lassers	) Incorporators
Aaron S. Wolff	)
Nancy E. Thomas	)
)
)

NOTE: There may be one or more incorporators. Each incorporator shall be either a corporation, domestic or foreign, or a natural person of the age of twenty-one years or more. If a corporation acts as incorporator, the name of the corporation and state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS	)
	)	ss.
COOK County	)

I, Kathleen Ann Plummer, A Notary Public, do hereby certify that on the  5   day of August 1969 Wil1ard J. Lassers, Aaron S. Wolff and Nancy E. Thomas personally appeared before me and being first duly sworn by me acknowledged the signing of the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

/s/ Kathleen Ann Plummer
MY COMMISSION EXPIRES JULY 2, 1973 Issued thru the Illinois Notary Assn.	Notary Public

Form BCA-55

(File in Duplicate)

ARTICLE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

HARRISON HOUSE OF LAKE BLUFF, INC.

(Exact Corporate Name)

To MICHAEL J. HOWLETT

Secretary of State

Springfield, Illinois

The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Section 55 of “The Business Corporation Act” of the State of Illinois, hereby executes the following Articles of Amendment:

ARTICLE FIRST: The name of the corporation is:

HARRISON HOUSE OF LAKE BLUFF, INC.

ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by “The Business Corporation Act” of the State of Illinois:

That the Certificate of Incorporation of the Corporation be amended to delete Article 1 thereof and to substitute the following therefor:

“1. The name of the corporation is:

HARRISON CONFERENCE CENTER OF LAKE BLUFF, INC.

ARTICLE THIRD: The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was   -1,000-  ; and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments, and the designation of each such class were as follows:

Class	Number of Shares
—	1,000

ARTICLE FOURTH: The number of shares voted for said amendment or amendments was   1,000  ; and the number of shares voted against said amendment or amendments was None . The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments, respectively, was

Class	Number of Shares Voted For Against
—	1,000

Item 1. On the date of the adoption of this amendment, restating the articles of incorporation, the corporation had              shares issued, itemized as follows:

Class	Series (If Any)	Number of Shares	Par value per share or statement that shares are without par value

Item 2. On the date of the adoption of this amendment restating the articles of incorporation, the corporation had a stated capital of $             and a paid-in surplus of $             or a total of $

ARTICLE FIFTH: The manner in which the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for in, or effected by, this amendment, is as follows:

ARTICLE SIXTH: Paragraph 1: The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows:

Paragraph 2: The amounts of stated capital and of paid-in surplus as changed by this amendment are as follows:

	Before Amendment	After Amendment
Stated capital	$	$

Paid-in surplus	$	$

IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed in its name by its              President, and its corporate seal to be hereto affixed, attested by its              Secretary, this      day of                     , 19    .

(Exact Corporate Name)
Place (CORPORATE SEAL) Here

	By:	/s/Walter A Green President
Its President

ATTEST:

By:	/s/Illegible
Its Secretary

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NASSAU	)

I, Noreen Trezise Gambeski, a Notary Public, do hereby certify that on the 31st day of December 1975, Walter A. Green personally appeared before me and, being first duly sworn by me, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

Noreen Trezise Gambeski
Notary Public

Place (NOTARIAL SEAL) Here

Form BCA-5.10

NFP-105.10

(Rev. April 1995)

1. CORPORATE NAME: HARRISON CONFERENCE CENTER OF LAKE BLUFF, INC.

2. STATE OR COUNTRY OF INCORPORATION: Illinois

3. Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):

Registered Agent	UNITED STATES CORPORATION COMPANY

	First Name	Middle Name	Last Name

Registered Office	33 NORTH LASALLE ST

	Number	Street	Suite No. (A P.O. Box alone is not acceptable)

	CHICAGO	60602-	COOK

	City	ZIP Code	County

4. Name and address of the registered agent and registered office shall be (after all changes herein reported):

Registered Agent	C T CORPORATION SYSTEM

	First Name	Middle Name	Last Name

Registered Office	c/o C T CORPORATION SYSTEM, 208 S. Lasalle Street

	Number	Street	Suite No. (A P.O. Box alone is not acceptable)

	CHICAGO	60604	COOK

	City	ZIP Code	County

5. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6. The above change was authorized by: (“X” one box only)

a. ☒ By resolution duly adopted by the board of directors.                                                         (Note 5)

b. ☐ By action of the registered agent.                                                                                          (Note 6)

NOTE: When the registered agent changes, the signatures of both president and secretary are required.

7. (If authorized by the board of directors sign here. See Note 5)

The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated: 8/20 , 1999		HARRISON CONFERENCE CENTER OF LAKE BLUFF, INC.
(Exact name of Corporation)

attested by	/s/ W. Steven Standefer	by	/s/ David L. Stivers – Senior V.P.
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	W. STEVEN STANDEFER		DAVID L. STIVERS – SENIOR V.P.
	Vice President/Asst. Treasurer		(Type or Print Name and Title)
(Type or Print Name and Title)

(If change of registered office by registered agent, sign here. See Note 6)

The undersigned under penalties of perjury, that the facts stated herein are true.

Dated , 19
(Signature of Registered Agent of Record)

NOTES

1.	The registered office may, but need not be the same as the principal office of the corporation. However the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address; a post office box number alone is not acceptable.

3.	A corporation cannot act as its own registered agent.

4.	It the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.

5.	Any change of registered agent must be by resolution adopted by the board of directors. The statement must then be signed by the president (or vice-president) and by the secretary (or an assistant secretary).

6.	The registered agent may report a change of the registered office of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent.